Exhibit 99.1

For Immediate Release

Contacts:

Brad Holmes, Investor Relations (713) 654-4009; or Thomas Cooke, CEO (713) 458-1560; or Andrew Clifford, President (713) 458-1560; or Michael Aldridge, CFO (713) 458-1560

Website:

www.saratogaresources.com

SARATOGA RESOURCES, INC. REPORTS FIRST QUARTER 2012 FINANCIAL RESULTS

Houston, TX – May 15, 2012 – Saratoga Resources, Inc. (NYSE MKT: SARA; the “Company” or “Saratoga”) today announced financial and operating results for the quarter ended March 31, 2012.

Key Financial Results

•

Oil and gas revenues of $19.3 million for the first quarter 2012 compared to $15.8 million for the first quarter 2011;

•

Net loss of $(1.2) million, or $(0.04) per fully diluted share, for first quarter 2012 compared to net income of $358,000, or $0.02 per fully diluted share, for the first quarter 2011;

•

Discretionary cash flow of $5.8 million, or $0.21 per fully diluted share, for the first quarter 2012 compared to discretionary cash flow of $5.4 million, or $0.26 per fully diluted share, for the first quarter 2011;

•

EBITDAX of $10.0 million for the first quarter 2012 compared to $9.3 million for the first quarter 2011; and

•

Reserve replacement ratio of 151%.

Discretionary cash flow and EBITDAX are non-GAAP financial measures and are defined and reconciled to the most directly comparable GAAP measure under “Non-GAAP Financial Measures” below.

The change in revenues for the first quarter 2012 reflects increased production volumes (up 24% compared to the first quarter 2011) and increased prices realized from oil sales (up 26%) partially offset by lower natural gas prices.  The loss for the quarter reflected one time charges of $1.6 million associated with plugging and abandoning of over 80% of the Company's deep, overpressured, legacy “orphan” wells that were unproductive with no future utility and a $1.8 million increase in DD&A costs driven by our investments in infrastructure projects and increases in production volume together with investments in our development program. The Company retired the majority of its plugging and abandonment ("P&A") obligation for 2012 in the first quarter.

Operational Highlights

Operational highlights for first quarter 2012 included:

•

6 recompletions and 3 SWD workovers completed;

•

$1.3 million invested in continuing infrastructure upgrade program to de-bottleneck and support increased production;

•

107 gross (104 net) wells in production at March 31, 2012; and,

•

32,185 gross (32,185 net) acres in 12 fields under lease at March 31, 2012.

During the first quarter of 2012, Saratoga undertook six recompletions and three workovers related to conversion to, or maintenance of, salt-water disposal wells.  Saratoga also continued to invest in infrastructure upgrades and additions to support existing production and anticipated increases in production, investing $1.3 million in infrastructure projects during the quarter.  In the final weeks of the quarter, following extended delays arising from fabricator delivery times, Saratoga substantially completed its de-bottlenecking projects.  As a result, Saratoga believes that infrastructure related curtailment of production has been substantially resolved.

Production Highlights

•

Oil and gas production of 150.7 thousand barrels of oil (“MBO”) and 620.7 million cubic feet of gas (“MMCFG”), or 254.2 thousand barrels of oil equivalent (“MBOE”) (59% oil) for the first quarter 2012, up 24% from 205.5 MBOE for the first quarter 2011; and

•

Production rates grew during the quarter as infrastructure de-bottlenecking projects were completed late in the quarter and with continued progress in recompletion and workover programs.

Production rates were curtailed early in the quarter due to ongoing delays in completion of infrastructure de-bottlenecking projects, with delays arising from longer than expected lead times in fabrication of critical components.  Those delays, together with selective curtailment of gas production due to pricing, resulted in lower than expected production during the first quarter.  With the completion of the principal de-bottlenecking projects during March, the completion of a four well recompletion program and other investments in Saratoga’s development program, production levels moved up substantially over the final days of the quarter.  The impact of completing the de-bottlenecking program, together with investments in Saratoga’s development program are reflected in monthly production volumes growing as follows:

Monthly Net Production Volumes
(Jan 2012 - April 2012)
Oil (MBbl) &
Total Oil & Gas (MBOE)
110
90
70
50
30
10
Total
(MBOE)
Oil
(MBbl)
Gas
(MMcf)
660
540
420
300
180
60
Gas (MMcf)
Jan-12
Feb-12
Mar-12
Apr-12

Reserve Highlights

•

Quarter-end Company estimate of SEC proved reserves consisted of 8.125 million barrels of oil (“MMBO”) and 65.849 billion cubic feet of gas (“BCFG”), or 19.099 million barrels of oil equivalent (“MMBOE”), up 1% from 18.969 MMBOE of proved reserves at year-end 2011;

•

Reserve replacement ratio of 151%;

•

Proved developed reserves comprised 26% of quarter-end proved reserves; and

•

Quarter-end Company estimate of 3P reserves totaled 74.565 MMBOE.

Reserve growth and reserve replacement ratio reflect conversion of reserves through the recompletions undertaken during the first quarter, updated commodity pricing and revised timing of capital expenditures.

Development Plans

•

Low risk recompletions, thru-tubing plugbacks and workovers from inventory of 55 proved developed non-producing (“PDNP”) opportunities in 8 fields;

•

Development of proved undeveloped (“PUD”) reserves from inventory of 86 PUD opportunities in 24 wellbores in 5 fields; and

•

Strategic partnerships and joint ventures for risk-sharing on exploratory ultra-deep prospects at Grand Bay and Vermilion 16.

Our near term development plans are focused on proved undeveloped opportunities and conversion of PDNP opportunities.  At March 31, 2012, permitting had been completed on several proved undeveloped wells and permitting was underway on several more additional proved undeveloped wells.  We presently anticipate drilling up to seven proved undeveloped wells over the balance of 2012 and up to seven development wells annually thereafter. The company currently has two drilling rigs under contract for development drilling and an additional workover rig under contract.

Financial Position and CAPEX Highlights

•

$14.8 million of cash on hand at March 31, 2012;

•

$6.6 million of working capital at March 31, 2012;

•

$7.0 million of CAPEX for first quarter 2012;

•

$44.0 million CAPEX budgeted for balance of 2012; and

•

2012 CAPEX budget fully funded by cash on hand and projected operating cash flow.

Saratoga fully funded its CAPEX budget during the first quarter of 2012, as it has done for more than two years, from its cash on hand and operating cash flows.

Management Comments

Thomas Cooke, Chairman and CEO, commented, “The 2012 first quarter was a quarter of continued progress along with a few long-standing challenges that we believe have now been put behind us.  We continued to see excellent results from our recompletion and workover program.

The quarter saw the completion of long-standing infrastructure projects that have historically presented impediments to operation of wells at optimal production rates due to bottlenecking and related issues.  While we were frustrated by the long lead times for fabrication of key components to complete those projects, we are pleased that as we exited the quarter we believe that the principal bottlenecking issues are now behind us and we are now in a position to operate existing wells at their optimal production rates and to support anticipated growth in production going forward.  Completion of those projects, together with our recompletion and work-over program, fueled production growth over the last days of the quarter and continuing after the quarter, driving growth in our daily production from an average of approximately 2,600 BOEPD for calendar year 2011 to an average of approximately 4,000 BOEPD in our most recent month, April 2012.

We also addressed during the quarter the plugging of five legacy "orphan" wells.  We assumed these P&A obligations in the 2008 acquisition of the Harvest Companies and these wells had no further utility for the Company. The respective wells were deep high-pressured wells that presented unique and unusual challenges.  As a result of the challenges faced in plugging those wells, we incurred P&A costs above our original estimates resulting in a one-time charge to earnings.  With the plugging of those wells, we now have only one remaining deep, high-pressured well requiring plugging once production has ceased.

From an operating income standpoint, the delays in bringing our production up to anticipated levels discussed above, along with the costs associated with P&A of legacy wells and a jump in our DD&A put us in a net loss position for the quarter.  The jump in DD&A reflected a combination of depreciation of our substantial investments in infrastructure over the past year plus the growth in our production rates along with investments in our development, recompletion and workover program.  Notwithstanding the anomalies during the quarter, we continue to produce strong cash flow, with discretionary cash flow growing from $5.4 million in the 2011 quarter to $5.8 million in the 2012 quarter and EBITDAX growing from $9.3 million in the 2011 quarter to $10.0 million in the 2012 quarter.

With our infrastructure projects substantially behind us and plugging of all but one of our orphan wells complete, we are now in a position to focus our future CAPEX expenditures on drilling and development opportunities.  We continue to shepherd our resources carefully, continually evaluating expected drilling costs and production potential of prospective wells with a view to support the continuing growth in our production levels fueled by our resources on hand and operating cash flows.  As we enter the second quarter, we expect to have multiple rigs in the field advancing each of our development drilling and recompletion and workover programs."

Conference Call Information

The company will host a conference call to discuss these results on May 15, 2012 at 10:30 AM EDT (9:30 AM CDT, 7:30 AM PDT) and interested parties in the U.S. can participate in the call by dialing (866) 501-1535. Interested international parties can participate in the call by dialing (216) 672-5582. The participant passcode for both the U.S. and international call is 78912932. Alternatively, the audio content of the call can be accessed on the Company’s web site at www.saratogaresources.com. The call will be archived on the Company web site for parties who are unable to listen to the live call. Also, a transcript of the call will be available for reading on the Company's web site for 72 hours after the completion of the call. Further details, including a slide presentation accompanying the call, will be accessible on the Company’s website at www.saratogaresources.com in advance of the call.

About Saratoga Resources

Saratoga is an independent exploration and production Company with offices in Houston, Texas and Covington, Louisiana. Principal holdings cover 32,185 gross/net acres, mostly held-by-production, currently located in the transitional coastline and protected in-bay environment on parish and state leases of south Louisiana.  For more information, go to our website at www.saratogaresources.com and sign up for regular updates by clicking on the Updates button.

Forward-Looking Statements

This press release includes certain estimates and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding future ability to fund the company’s development program and grow reserves, production, revenues and profitability, ability to reach and sustain target production levels, ability to secure commitments to participate in exploration of deep shelf prospects, and the ultimate outcome of such efforts. Words such as "expects”, "anticipates", "intends", "plans", "believes", "assumes", "seeks", "estimates", "should",  and variations of these words and similar expressions, are intended to identify these forward-looking statements. While we believe these statements are accurate, forward-looking statements are inherently uncertain and we cannot assure you that these expectations will occur and our actual results may be significantly different. These statements by the Company and its management are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Important factors that could cause actual results to differ from those in the forward-looking statements include the factors described in the "Risk Factors" section of the Company's filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or revise any forward-looking statement based on the occurrence of future events, the receipt of new information, or otherwise.

#####

SARATOGA RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	For the Three Months Ended
	March 31,
	2012	2011
Revenues:
Oil and gas revenues	$19,343,680	$15,798,288
Other revenues	874,248	1,148,750

Total revenues	20,217,928	16,947,038

Operating (Income) Expense:
Lease operating expense	4,570,699	3,959,089
Workover expense	1,471,468	557,731
Exploration expense	57,396	381,432
Loss on plugging and abandonment	1,612,290	-
Dry hole costs	89,874	-
Depreciation, depletion and amortization	4,937,152	3,174,770
Accretion expense	555,504	424,422
General and administrative	2,746,483	1,962,984
Severance taxes	1,680,879	1,432,541

Total operating expenses	17,721,745	11,892,969

Operating income	2,496,183	5,054,069

Other income (expense):
Interest income	3,316	27,566
Interest expense	(4,411,111)	(4,580,886)

Total other expense	(4,407,795)	(4,553,320)

Net income (loss) before reorganization expenses and income taxes	(1,911,612)	500,749

Reorganization expenses	43,205	110,012

Net income (loss) before income taxes	(1,954,817)	390,737

Income tax provision (benefit)	(735,743)	32,500

Net income (loss)	$(1,219,074)	$358,237

Net income (loss) per share:
Basic	$(0.04)	$0.02
Diluted	$(0.04)	$0.02

Weighted average number of common shares outstanding:
Basic	27,114,972	17,322,487
Diluted	27,114,972	20,585,431

SARATOGA RESOURCES, INC.
CONSOLIDATED BALANCE SHEETS

	March 31 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$14,753,985	$15,874,680
Accounts receivable	11,389,935	10,539,757
Prepaid expenses and other	866,499	1,189,406
Deferred tax asset, net	-	1,400,000
Other current assets	150,000	150,000
Total current assets	27,160,419	29,153,843

Property and equipment:
Oil and gas properties - proved (successful efforts method)	202,962,769	196,101,827
Other	668,559	658,113
	203,631,328	196,759,940
Less: Accumulated depreciation, depletion and amortization	(58,767,972)	(53,830,820)
Total property and equipment, net	144,863,356	142,929,120

Deferred tax asset, net	7,316,205	5,147,962
Other assets, net	20,511,117	20,531,218
Total assets	$199,851,097	$197,762,143

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$6,607,572	$4,598,534
Revenue and severance tax payable	5,716,891	5,709,773
Accrued liabilities	7,314,001	8,451,655
Short-term notes payable	-	344,256
Asset retirement obligation – current	908,640	1,548,945
Total current liabilities	20,547,104	20,653,163

Long-term liabilities
Asset retirement obligation	10,343,267	9,852,920
Long-term debt, net of discount of $2,030,188 and $2,115,195, respectively	125,469,812	125,384,805
Total long-term liabilities	135,813,079	135,237,725

Commitment and contingencies (see notes)

Stockholders' equity (deficit):
Common stock, $0.001 par value; 100,000,000 shares authorized 27,265,090 and 26,714,815 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	27,264	26,714
Additional paid-in capital	55,512,435	52,674,252
Retained earnings	(12,048,785)	(10,829,711)

Total stockholders' equity (deficit)	43,490,914	41,871,255

Total liabilities and stockholders' equity (deficit)	$199,851,097	$197,762,143

SARATOGA RESOURCES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the Quarter Ended
	March 31,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$(1,219,074)	$358,237
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion and amortization	4,937,152	3,174,770
Accretion expense	555,504	424,422
Amortization of debt issuance costs	216,469	63,192
Amortization of debt discount	85,007	708,100
Dry hole costs	89,874	-
Stock-based compensation	261,783	290,684
Loss on plugging and abandonment	1,612,290	-
Deferred tax benefit	(768,243)	-
Changes in operating assets and liabilities:
Accounts receivable	(850,178)	(1,222,118)
Prepaids and other	322,907	433,966
Accounts payable	(556,757)	(1,533,215)
Revenue and severance tax payable	7,118	113,005
Payments to settle asset retirement obligations	(705,462)	(655,241)
Accrued liabilities	(3,105,187)	376,581
Net cash provided by operating activities	883,203	2,532,383

Cash flows from investing activities:
Additions to oil and gas property	(4,029,778)	(359,334)
Additions to other property and equipment	(10,446)	(26,746)
Other assets	(196,368)	(201,554)
Net cash used by investing activities	(4,236,592)	(587,634)

Cash flows from financing activities:
Issuance of warrants
Proceeds from issuance of common stock	2,576,950	9,000
Proceeds from short-term notes payable	-	99,914
Repayment of short-term notes payable	(344,256)	(307,502)
Net cash provided (used) by financing activities	2,232,694	(198,588)

Net increase (decrease) in cash and cash equivalents	(1,120,695)	1,746,161
Cash and cash equivalents - beginning of period	15,874,680	4,409,984
Cash and cash equivalents - end of period	$14,753,985	$6,156,145

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$-	$-
Cash paid for interest	7,485,332	3,915,130

Non-cash investing and financing activities:
Accounts payable for oil and gas additions	$2,565,795	$-
Accrued liabilities for oil and gas additions	355,243	-

Non-GAAP Financial Measures

Discretionary Cash Flow is a non-GAAP financial measure.

Discretionary Cash Flow is a supplemental financial measure used by the company’s management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the company’s ability to internally fund exploration and development activities. Discretionary cash flow should not be considered as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (“GAAP”). Discretionary cash flow excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Therefore, the company’s Discretionary Cash Flow may not be comparable to similarly titled measures used by other companies.

The table below reconciles the most directly comparable GAAP financial measure to Discretionary Cash Flow.

Reconciliation of Net Income (Loss) to Discretionary Cash Flow

	For the Quarter Ended
	March 31,
	2012	2011
Net income (loss) as reported	$(1,219,074)	$358,237

Exploration expense	57,396	381,432
Loss on plugging and abandonment	1,612,290	-
Dry hole costs	89,874	-
Depreciation, depletion and amortization	4,937,152	3,174,770
Accretion expense	555,504	424,422
Stock-based compensation	261,783	290,684
Debt issuance and discount	301,476	771,292
Income tax provision (benefit)	(768,243)	-

Discretionary Cash Flow	$5,828,158	$5,400,837

EBITDAX is a non-GAAP financial measure.

EBITDAX is a supplemental financial measure used by the company’s management and by securities analysts, investors, lenders, rating agencies and others who follow the industry as an indicator of the company’s ability to internally fund exploration and development activities and to service or incur additional debt. The company also uses this measure because EBITDAX allows the company to compare its operating performance and return on capital with those of other companies without regard to financing methods and capital structure. EBITDAX should not be considered as a substitute for net income, operating income, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles (“GAAP”). EBITDAX excludes some, but not all, items that affect net income and operating income and these measures may vary among other companies. Therefore, the company’s EBITDAX may not be comparable to similarly titled measures used by other companies.

The table below reconciles the most directly comparable GAAP financial measure to EBITDAX.

Reconciliation of Net Income (Loss) to EBITDAX

	For the Quarter Ended
	March 31,
	2012	2011
Net income (loss) as reported	$(1,219,074)	$358,237

Exploration expense	57,396	381,432
Loss on plugging and abandonment	1,612,290	-
Dry hole costs	89,874	-
Depreciation, depletion and amortization	4,937,152	3,174,770
Accretion expense	555,504	424,422
Stock-based compensation	261,783	290,684
Interest expense, net	4,407,795	4,553,320
Reorganization expenses	43,205	110,012
Income tax provision (benefit)	(735,743)	32,500

EBITDAX	$10,010,182	$9,325,377